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                                                                    Exhibit 10.8


SALE OF TECHNOLOGY AGREEMENT


between


NOVEL ELECTRONIC SYSTEMS & TECHNOLOGIES


and


TECHNOR INTERNATIONAL INC.


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                                TABLE OF CONTENTS


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
1   DEFINITIONS .......................................................  1
2   PREAMBLE ..........................................................  3
3   SALE OF THE WGT IN THE TERRITORY ..................................  3
4   CONSIDERATION, PAYMENT AND DELIVERY ...............................  3
5   UNDERTAKINGS BY THE ASSIGNOR ......................................  5
6   WARRANTIES ........................................................  6
7   INDEMNITIES AND EXEMPTIONS ........................................  8
8   DELIVERY OF DOCUMENTS .............................................  9
9   IMPROVEMENTS IN THE WGT ...........................................  9
10  COSTS ............................................................. 10
11  BREACH ............................................................ 11
12  DOMICILIUM AND NOTICES ............................................ 11
13  GOVERNING LAW AND JURISDICTION .................................... 13
14  GENERAL ........................................................... 13
15  COUNTERPARTS ...................................................... 14
16  INTERPRETATION .................................................... 14


SCHEDULE

SCHEDULE:  1                                                       THE WGT


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1    DEFINITIONS

     For the purposes of this agreement, unless the context indicates otherwise-

1.1     "Agreement" means this Agreement and the schedule hereto;

1.2 "Assignor" means Novel Electronic Systems & Technologies, an international company duly organised and registered in Mauritius;

1.3 "Assignee" means Technor International Inc., a corporation registered in Nevada, United States of America with an address at Satraangsvagen 88, S-18237 Danderyd, Sweden;

1.4     "ETSI" means the European Telecommunications Standards Institute;

1.5 "GSM" means the Global System for Mobile communication as defined in the ETSI standards;

1.6 "RSA" means the Republic of South Africa, being the nine provinces identified in section 103 of the Constitution of the Republic of South Africa, 1996;

1.7 "Shares" means shares of common stock of the Assignee, having a par value US$0.001 per share;


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                                                                          Page 2


1.8     "Signature Date" means the date of last signature hereto;

1.9 "Territory" means the world, excluding all those countries or territories on the African continent whose sovereign territory or any part thereof lies south of the Sahara Desert;

1.10 "WGT" means all the GSM technologies or products owned by the Assignor as at the Signature Date, including but not being limited to vehicle tracking systems, terminal units, communication processes (including computer operated programs), policy and procedures; technical information, know-how, whether or not patented or patentable, including, without limitation, specifications, marketing studies, physical performance and other operational information or data relating to any part of or improvement of any system developed and made available for commercial exploitation by the Assignor, more fully described in
        SCHEDULE 1;

1.11 "US$" means United States Dollars, the lawful currency of the United States of America.


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                                                                          Page 3


2    PREAMBLE

     The parties record that--

2.1 the Assignor is the owner of all rights, title and interest in and to the WGT and priority flowing therefrom in the Territory;

2.2 the Assignee has approached the Assignor to acquire all of its rights, title and interest in and to the WGT and priority flowing therefrom in the Territory;

2.3 the Assignor has agreed to assign and cede to the Assignee all of its rights, title interest in and to the WGT and priority flowing therefrom in the Territory,

      and the parties are entering into this Agreement to give effect thereto.


3    SALE OF THE WGT IN THE TERRITORY

     The Assignor hereby sells, with effect from the Signature Date, all of its rights, title and interest in and to the WGT and priority flowing therefrom in the Territory to the Assignee, who purchases it, for the consideration and on the terms and conditions set out in this Agreement.


4    CONSIDERATION, PAYMENT AND DELIVERY

4.1 In consideration for the sale referred to in 3 the Assignee shall pay to the Assignor the aggregate of the following component items :

4.1.1   US$50,000,00; and


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                                                                          Page 4


4.1.2 2 450 000 shares of common stock of the Assignee, par value US$ 0.001 per share ("the Consideration Shares"), allotted and issued fully paid-up.

4.2 The US$ amount in 4.1.1 shall be payable by way of bank transfer by the Assignee to the Assignor at BNPI Port Louis, Mauritius, account number 400 89 001 28 within 10 days of the Signature Date.

4.3 The parties record that as at the Signature Date 1 950 000 of the Consideration Shares have already been allotted and issued to the Assignor or its nominee. Subject to 4.4, the balance of the Consideration Shares shall be allotted and issued, fully paid up, by the Assignee to the Assignor (or its nominee, provided that the Assignee is notified of the nominee's identity in writing prior to such allotment and issue) on or before 15 June 1999.

4.4     Should:

4.4.1 the average price of the Consideration Shares (as quoted at the closing of the Nasdaq OTC Bulletin Board or Small Cap Market, as the case may be, for the 20 consecutive trading days immediately preceding and including 30 September 1999) be less than US$ 16,00 per Share, then the Assignee shall allot and issue to the Assignor a further 75 000 Shares, fully paid up;

4.4.2 the aggregate market value of the Shares issued pursuant to 4.4.1 be less than US$ 750 000,00 on 31 December 1999, the Assignee shall forthwith pay to the Assignor an amount equal to the difference between such aggregate market value and US$ 750 000,00 at BNPI Port Louis, Mauritius, account number 400 89 001 28.

4.5 All issue duty, stamp duty and the like payable in respect of the issue and/or transfer of the Consideration Shares or the Shares


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                                                                          Page 5


        issued or allotted pursuant to 4.4.1 shall be borne and paid for by the Assignee.

4.6 Payment of the purchase price pursuant to 4.1.1 and the allotment and issue of the Consideration Shares (or Shares, as the case may be) pursuant to 4.1.2 or 4.4.1, as the case may be, shall constitute due and proper discharge by the Assignee to the Assignor of all its payment obligations in terms of this clause 4.

4.7 To the extent that the Assignee is not already in possession thereof, the Assignor shall within 10 days from the Signature Date, deliver to the Assignee all the documents in its possession recording or embodying the WGT and which, according to the Assignor's experience, will enable qualified technicians to follow and give effect to them.


5    UNDERTAKINGS BY THE ASSIGNOR

5.1 The Assignor hereby undertakes to sign all documents and to do whatever may be required to effect registration of transfer of the WGT in the Territory to the Assignee.

5.2 The Assignor hereby appoints the Assignee, irrevocably and IN REM SUAM, as its lawful and duly authorised agent, with powers of substitution and delegation to do all or any of the acts and to sign all or any of the documents that may be required to give effect to the provisions of 5.1.


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                                                                          Page 6


5.3     The Assignor shall not:

5.3.1 dispute the novelty of the WGT in the Territory, nor the validity of the WGT in the Territory and it will furthermore not assist anyone else to do so;

5.3.2   sell or transfer any technology relating to the WGT to any third party.


6    WARRANTIES

6.1     Subject to 6.2, the Assignor warrants to the Assignee that--

6.1.1 this Agreement has been duly authorised by the Assignor and constitutes the valid and legally binding obligation of the Assignor;

6.1.2 the WGT includes all know-how to the technology embodied therein and to the best of the Assignor's knowledge and belief, the WGT includes all know-how to the technology embodied therein and is capable of being used or applied in trade and industry in the Territory;

6.1.3 the Assignor is the owner of all rights, title and interest in and to the WGT and priority flowing therefrom in the Territory;

6.1.4 to the best of the Assignor's knowledge and belief, the WGT does not infringe the legitimate rights, proprietary or otherwise, of any other person;

6.1.5 the Assignor has not sold, transferred, encumbered or otherwise alienated the WGT or any part thereof and/or any rights therein or flowing therefrom in the Territory, nor has the Assignor granted any third party the right to acquire, either by way of option or right


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        of pre-emption, any rights, title or interest in or to the WGT and/or any rights whatsoever therein or flowing therefrom in the Territory;

6.1.6 the Assignor has not granted any person any other right of any nature whatsoever in or to the WGT and/or any rights therein or flowing therefrom in the Territory, including without limitation any license or any other right of use or exploitation thereof;

6.1.7 no person has any right of any nature whatsoever in or to the WGT and/or any rights therein or flowing therefrom in the Territory, including without limitation any license or any other right of use or exploitation thereof;

6.2 The Assignor hereby cedes all of its rights under the agreement pursuant to which the Assignor acquired the WGT in the Territory, , and the Assignor hereby consents to the Assignee enforcing any such rights directly against the original owner of the WGT in the event that this be desirable or become necessary. Save as set out in this clause 6, and notwithstanding anything to the contrary in this Agreement, the Assignor gives no other warranties and makes no other representations relating to or connected in any way to the WGT, it being specifically agreed that the Assignee's sole remedy in the event of it having any claim in terms of this Agreement (for breach of warranty or otherwise) shall lie only against the original owner of the WGT and not against the Assignor.


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                                                                          Page 8


6.3     Each warranty referred to in 6.1--

6.3.1 is a separate warranty and is in no way limited or restricted by the terms of any other warranty;

6.3.2 continues and remains in force notwithstanding the completion of the sale and assignment contemplated in this Agreement;

6.3.3 is deemed to be a material representation inducing the Assignee to enter into this Agreement.


7    INDEMNITIES AND EXEMPTIONS

     The Assignor hereby indemnifies the Assignee and its affiliates and hold them harmless from all claims, demands, actions or proceedings for sums of money, damages, costs, penalties and losses arising out of or, in any way, connected with the infringement or alleged infringement of the WGT of any other intellectual property rights of any third party in the RSA. It is expressly agreed that this obligation to indemnify the Assignee shall survive the termination or expiration of this Agreement and shall include all reasonable expenses incurred by the Assignee in respect of the claims, including reasonable legal fees.


8    DELIVERY OF DOCUMENTS

     The Assignor shall, if requested to do so in writing by the Assignee, within 14 days of such request deliver to the Assignee all books, notes, notebooks, diaries, instructions manuals, papers, graphs, drawings, records, formulations, computer diskettes, tests and all other material and information containing, revealing, summarising, commenting on or referring to the WGT or any part thereof, together with all copies thereof in its possession and shall not retain the same or any part thereof in any form, except as the Assignee may otherwise agree to in writing.


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9    IMPROVEMENTS IN THE WGT

9.1 For the sake of clarity, the parties record that the Assignor has no rights regarding the WGT in all those countries or territories on the African continent whose sovereign territory or any part thereof lies South of the Sahara Desert.

9.2 Should the Assignor or the Assignee, or any employee of the Assignor or the Assignee or anyone else under the Assignor's or the Assignee's control or working in association with the Assignor or the Assignee, as the case may be ("the Discovering Party"), make or discover any improvement relating to the WGT and capable of commercial exploitation:

9.2.1 the Discovering Party shall be obliged to notify the other party ("the Receiving Party") thereof as soon as is reasonably possible under the circumstances and to make the relevant know-how, technology and related intellectual property ("the New Intellectual Property") available for exploitation on a perpetual licence basis to the Receiving Party free of any royalty, charge or fee of whatsoever nature, provided that the Receiving Party:

9.2.1.1 should such party be the Assignor, shall not be entitled to exploit the New Intellectual Property in any countries in the Territory;

9.2.1.2 should such party be the Assignee, shall only be entitled to exploit the New Intellectual Property in the Territory; and

9.2.2 if the improvement in question is an invention capable of being registered as a patent, then:


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9.2.2.1    the Discovering Party shall have the right to apply at its cost for letters patent therefor in the RSA, the Territory and in all other countries of the world;

9.2.2.2 any letters patent is sued in respect of the invention shall be and remain the Discovering Party's sole property, subject always to the Receiving Party's right of use and exploitation in terms of 9.2.1.


10   COSTS

10.1 The Assignee shall be responsible for all costs of any nature whatsoever which may be incurred in the transfer of the WGT or any part thereof in the Territory into the name of the Assignee..

10.2 Each party shall bear its own costs of and incidental to the negotiating, preparing and drawing of this Agreement.


11   BREACH

11.1 Should the Assignee commit a breach of this Agreement and fail to remedy that breach within 7 days after receipt from the Assignor of written notice calling upon it so to do, then the Assignor shall be entitled, in addition to and without prejudice to any right it may have as a result of that breach, either to--

11.1.1  enforce the performance of the terms hereof; or

11.1.2 if the breach is material breach, cancel this Agreement and recover such damages as it may have sustained.


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11.2    Should the Assignor commit a breach of this Agreement and fail to remedy that breach within 7 days after receipt from the Assignee of written notice calling upon it so to do, or should the Assignor commit a material breach of this Agreement, then the Assignee shall not be entitled to cancel this Agreement or to claim damages from the Assignor, but shall only be entitled to enforce the performance of the terms hereof or to claim damages from the original owner of the WGT.

11.3 The parties' remedies under this clause 11 are exhaustive, and neither party shall be entitled to any remedy other than those to which they are entitled in terms of this clause 11.


12   DOMICILIUM AND NOTICES

12.1 Each party chooses the address set out below as the address at which all notices and other communications must be delivered for the purposes of this Agreement--

12.1.1  the Assignor:  5 Duke of Edinburgh Ave
                       Port Louis
                       Mauritius

                       Telefax: 230 212 4448

12.1.2  the Assignee:  Satraangsvagen 88,S-18237
                       Danderyd
                       Sweden

                       Telefax :(+468) 544-90005.

12.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.


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                                                                         Page 12


12.3    Any notice to a party contained in a correctly addressed envelope and--

12.3.1  sent by prepaid registered post to it at its chosen address; or

12.3.2 delivered by hand to a responsible person during ordinary business hours at its chosen address,

        shall be deemed to have been received, in the case of 12.3.1, on the 14th business day after posting (unless the contrary is proved) and, in the case of 12.3.2, on the day of delivery.

12.4 Any notice sent by telefax to a party at its telefax number shall be deemed (unless the contrary is proved) to have been received -

12.4.1 if it is transmitted during normal business hours, within 2 hours of transmission;

12.4.2 if it is transmitted outside normal business hours, within 2 hours of the commencement of normal business hours on the first business day after it is transmitted.

12.5    Each party chooses the physical address set out opposite its name in
        12.1 as the address at which legal process must be delivered for the purpose of this Agreement.

12.6 The parties shall be entitled at any time to change their addresses for the purposes of this clause 12 to any other address in the RSA by giving written notice to that effect to the other.


13   GOVERNING LAW AND JURISDICTION


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                                                                         Page 13


13.1 The validity of this Agreement, its interpretation, the respective rights and obligations of the parties and all other matters arising in any way out of this undertaking or its performance shall be determined in accordance with the laws of the RSA.

13.2 The parties hereby consent and submit to the jurisdiction of the Witwatersrand Local Division of the High Court of the RSA for the purposes of all or any legal proceedings arising from or concerning this Agreement


14   GENERAL

14.1 No alteration or variation to, or consensual cancellation of, this Agreement shall be of any force or effect unless it is recorded in writing and signed by all the parties to this Agreement. Any latitude or extension of time which may be allowed by any party shall not under any circumstances whatsoever act as an estoppel or be a waiver of that party's rights hereunder.

14.2 The parties to this Agreement undertake to treat all matters relating to this Agreement and the schedule hereto as being confidential and, therefore, shall not, without the written approval of the other, disclose the provisions hereof to any third party.

14.3 This Agreement constitutes the entire contract between the parties and no other conditions, warranties, guarantees and representations shall be of any force or effect other than those which are included herein.

14.4 All the transactions and arrangements contemplated in this Agreement constitute one indivisible transaction.


15   COUNTERPARTS


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        This Agreement may be executed in any number of counterparts which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via telefax with the intention that it will have the same effect as the delivery of an original counterpart hereof.


16   INTERPRETATION

16.1    In this Agreement, unless the context requires otherwise -

16.1.1  words importing any one gender shall include the other two genders;

16.1.2  the singular shall include the plural and vice versa;

16.1.3 a reference to natural persons shall include created entities (corporate and unincorporate) and VICE VERSA.

16.1.4 the headings in this Agreement have been inserted for convenience only and shall not be used for nor assist or affect its interpretation.


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SIGNED at Port Louis         on the May 10                         1999


                                     For: NOVEL ELECTRONIC SYSTEMS &
                                          TECHNOLOGIES

                                          -----------------------------
                                          Signatory:
                                          Capacity: Director
                                          Authority:


SIGNED at Johannesburg       on the May 13                         1999


                                      For: TECHNOR INTERNATIONAL INC.

                                           /s/ Peter Henricsson
                                           -----------------------------
                                           Signatory:  Peter Henricsson
                                           Capacity:   Director
                                           Authority:  Board Resolution


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                                                                         Page 16


                                                                      SCHEDULE 1


THE WGT